UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24, 2021

STRONGBRIDGE BIOPHARMA plc

(Exact name of registrant as specified in its charter)

Ireland	001-37569	98-1275166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Northbrook Drive, Suite 200 Trevose, PA	19053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 254-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Share, par value $0.01 per share	SBBP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Transaction Agreement

On May 24, 2021, Strongbridge Biopharma plc (“Strongbridge”) entered into a Transaction Agreement (the “Transaction Agreement”) with Xeris Pharmaceuticals, Inc. (“Xeris”), Xeris Biopharma Holdings, Inc. (“Holdco”), and Wells MergerSub, Inc., a wholly owned subsidiary of Holdco (“MergerSub”), pursuant to which Holdco will acquire Strongbridge (the “Acquisition”) for a per share consideration of 0.7840 newly issued Holdco common stock, and cash in lieu of fractions thereof, plus one contingent value right (“CVR”) worth up to an additional $1.00 payable in cash or Holdco common stock at Holdco’s election. The Acquisition will be effected by means of a scheme of arrangement (the “Scheme”) under Irish law. Immediately after the consummation of the Acquisition, MergerSub will merge with and into Xeris, with Xeris being the surviving corporation (the “Merger,” and together with the Acquisition and the other transactions contemplated by the Transaction Agreement, the “Transactions”). As a result of the Transactions, both Xeris and Strongbridge will become wholly owned subsidiaries of Holdco, with current Strongbridge shareholders owning approximately 40% of the Holdco and current Xeris shareholders owning approximately 60% of the Holdco.

On May 24, 2021, Strongbridge and Xeris issued an announcement (the “Rule 2.5 Announcement”) pursuant to Rule 2.5 of the Irish Takeover Panel Act 1997, Takeover Rules, 2013, disclosing that the independent boards of directors of Strongbridge and Xeris had reached agreement on the terms of the Acquisition.

The Acquisition will be conditioned upon, (i) the Scheme becoming effective and unconditional by not later than February 24, 2022 (the “End Date”), (ii) the approval of the Scheme by a majority in number of Strongbridge shareholders present and voting, in person or in proxy, at the Court Meeting (as defined in the Transaction Agreement) representing at least 75% in value of the Strongbridge ordinary shares, (iii) the sanction of the Scheme by the High Court of Ireland, (iv) the approval of the Merger by Xeris shareholders and (v) the other conditions set forth in Appendix III to the Rule 2.5 Announcement. The effectiveness of the Merger is conditioned only upon the Xeris shareholder approval and the consummation of the Scheme and the Acquisition.

Immediately prior to the effective time of the Scheme, each Strongbridge option will become fully vested and exercisable. Upon the effective time of the Scheme, each unexercised Strongbridge option will be assumed by Holdco and converted into an option to purchase Holdco common stock subject to certain adjustments (each, a “Strongbridge Rollover Option”). Each Strongbridge Rollover Option will generally continue to have the same terms that applied to the corresponding Strongbridge option, except each Strongbridge Rollover Option with an exercise price of $4.50 or less (prior to adjustment) will remain exercisable until the earlier of the end of the remaining term of the corresponding Stonebridge option and the fourth anniversary of the effective time of the Scheme. Each holder of Strongbridge Rollover Options will receive one CVR for each Strongbridge ordinary share subject to the corresponding Strongbridge option, but such holder will not be entitled to any payments with respect to such CVR unless the corresponding Strongbridge Rollover Option has been exercised on or prior to any applicable CVR payment date. All other awards denominated in Strongbridge ordinary shares other than options will be vested and settled for Strongbridge ordinary shares prior to the effective time of the Scheme.

The Transaction Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. Among other things, until the earlier of the termination of the Transaction Agreement or consummation of the Transactions (the “Completion”), both Strongbridge and Xeris have agreed to operate their respective businesses in the ordinary course consistent with past practice in all material respects and have agreed to certain other operating covenants, as set forth fully in the Transaction Agreement. The Transaction Agreement also prohibits solicitation of proposals relating to alternative transactions by both Strongbridge and Xeris and restricts both parties’ ability to furnish information to, or participate in any discussions or negotiations with, any third party with respect to any such alternative transaction, subject to certain limited exceptions.

The Transaction Agreement contains certain termination rights, including, among others, the right of either party to terminate if (i) the Scheme has not become effective by the End Date, (ii) the approval by either Xeris or Strongbridge shareholders is not obtained, (iii) the other party materially breaches its representations and covenants, (iv) the High Court of Ireland declines to sanction the Scheme, unless both parties agree to appeal the decision, (v) the consummation of the Acquisition is prohibited by any law or any final and nonappealable order by any court or governmental authority, (vi) the other party’s board of directors makes certain adverse changes to its recommendation to shareholders or (vii) the other party materially breaches its non-solicitation obligations.

Xeris reserves the right, subject to the terms of the Transaction Agreement and to the consent of the Irish Takeover Panel, to elect to implement the Acquisition by way of a takeover offer under Irish law.

Contingent Value Rights Agreement

At or prior to Completion, Holdco and a rights agent will enter into the Contingent Value Rights Agreement (the “CVR Agreement”) governing the terms of the CVRs to be received by Strongbridge shareholders as described above. Each CVR represents the right to receive up to a maximum of $1.00, payable in cash or additional Holdco common stock, at Holdco’s election, upon the achievement of the following milestone events: (i) $0.25 per CVR upon the earlier of the first listing of any patent in the FDA’s Orange Book for KEVEYIS by the end of 2023 or the first achievement of at least $40 million in net sales of KEVEYIS in 2023, (ii) $0.25 per CVR upon the first achievement of at least $40 million of net sales of RECORLEV in 2023 and (iii) $0.50 per CVR upon the first achievement of at least $80 million of net sales of RECORLEV in 2024.

There can be no assurance that the milestones set forth in the CVR Agreement will be achieved and that the resulting payments will be required of Holdco. The minimum payment is zero and the maximum payment per CVR is $1.00 in cash or Holdco common stock. The CVRs are not transferrable except under limited circumstances, will not be evidenced by certificate or other instrument and will not be registered or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Holdco or Xeris.

Expenses Reimbursement Agreement

On May 24, 2021, Strongbridge and Xeris entered into an Expenses Reimbursement Agreement (the “ERA”). Under the ERA, Strongbridge has agreed to pay up to $1,950,000 to Xeris for certain third-party expenses incurred in connection with the Acquisition upon the termination of the Transaction Agreement by Xeris in certain circumstances specified in the ERA.

Irrevocable Undertakings

Each Strongbridge director and executive officer (other than Jeffrey Sherman and Mårten Steen), Caxton Alternative Management, L.P and HealthCap VI, L.P. have given an irrevocable undertaking to Xeris and Holdco to vote in favor of each of the resolutions required to implement the Acquisition. 11,201,989 Strongbridge ordinary shares are subject to the irrevocable undertakings, representing approximately 17% of the existing issued share capital of Strongbridge as of May 21, 2021.

The foregoing description of the Transaction Agreement, the Rule 2.5 Announcement (including Appendix III thereof), the CVR Agreement (attached as Exhibit 8.1(e) to the Transaction Agreement), the ERA and the Irrevocable Undertakings are only summaries, and do not purport to be complete, and are qualified in their entirety by the complete text thereof, copies of which are filed as Exhibits 2.1, 2.2, 2.3 and 10.1 hereto and incorporated herein by reference. The documents attached hereto have been included to provide investors with information regarding their terms. The Transaction Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of the contract between the parties and may be subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Item 7.01.	Regulation FD Disclosure.

In connection with the Transactions, on May 24, 2021, Strongbridge and Xeris issued the Rule 2.5 Announcement and a joint press release, which are attached as Exhibits 99.1 and 99.2, and are incorporated herein by reference.

Also on May 24, 2021, copies of the documents attached hereto as Exhibits 99.3, 99.4, 99.5, 99.6, 99.7 and 99.8 were disseminated in connection with the announcement and are incorporated herein by reference.

NO OFFER OR SOLICITATION

This report is for information purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this report is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. The Acquisition will be made solely by means of the Scheme Document (as defined in the Transaction Agreement) (or, if applicable, the Takeover Offer Document (as defined in the Transaction Agreement)), which will contain the full terms and conditions of the Acquisition, including details of how Strongbridge shareholders may vote in respect of the Acquisition.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Strongbridge, Xeris and Holdco will prepare and will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of Strongbridge and Xeris and that also will constitute a prospectus with respect to the Holdco common stock to be issued pursuant to the Acquisition (the “Joint Proxy Statement”). The Joint Proxy Statement will also contain the Scheme Document and further information relating to the implementation of the Acquisition, the full terms and conditions of the Scheme, notices of the Strongbridge Meetings and the Xeris Shareholder Meeting (each as defined in the Transaction Agreement) and information on the Holdco common stock. Strongbridge and Xeris may also file other documents with the SEC regarding the Acquisition. This document is not a substitute for the Joint Proxy Statement or any other document which Strongbridge, Xeris or Holdco may file with the SEC.

The Joint Proxy Statement, if and when filed, as well as Strongbridge’s and Xeris’ other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and, in the case of Strongbridge’s filings, at Strongbridge’s website at www.strongbridgebio.com and, in the case of Xeris’ filings, at Xeris’ website at www.xerispharma.com.

INVESTORS, STRONGBRIDGE SHAREHOLDERS AND XERIS SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION AND RELATED MATTERS.

Any vote in respect of resolutions to be proposed at the Strongbridge Meetings to approve the Acquisition, the Scheme or related matters, or other responses in relation to the Acquisition, should be made only on the basis of the information contained in the Joint Proxy Statement (including the Scheme Document). Similarly, any vote in respect of resolutions to be proposed at the Xeris Shareholder Meeting should be made only on the basis of the information contained in the Joint Proxy Statement.

PARTICIPANTS IN THE SOLICITATION

Strongbridge, Xeris, Holdco and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from their respective shareholders in connection with the Acquisition. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of shareholders in connection with the Acquisition, including a description of their direct or indirect interests, which may be different from those of Strongbridge shareholders or Xeris shareholders generally, by security holdings or otherwise, will be set forth in the Joint Proxy Statement (which will contain the Scheme Document) and any other relevant documents that are filed or will be filed with the SEC relating to the Acquisition. Information regarding Strongbridge’s directors and executive officers is contained in Strongbridge’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 3, 2021, and its Proxy Statement on Schedule 14A, dated and filed with the SEC on April 14, 2021. Information regarding Xeris’ directors and executive officers is contained in Xeris’ Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 9, 2021, and its Proxy Statement on Schedule 14A, dated and filed with the SEC on April 29, 2021. You may obtain free copies of these documents using the sources indicated above.

FORWARD-LOOKING STATEMENTS

This report contains certain forward-looking statements with respect to a proposed transaction involving Strongbridge and Xeris, and Strongbridge’s, Xeris’ and/or the combined group’s estimated or anticipated future business, performance and results of operations and financial condition, including estimates, forecasts, targets and plans for Strongbridge and Xeris and, following the Acquisition, if completed, the combined group. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the possibility that a possible acquisition will not be pursued, failure to obtain necessary shareholder or regulatory approvals or required financing or to satisfy any of the other conditions to the possible acquisition, the reaction of Xeris’ and Strongbridge’s shareholders to the proposed transaction, adverse effects on the market price of Strongbridge ordinary shares or Xeris common stock and on Strongbridge’s or Xeris’ operating results because of a failure to complete the Acquisition, failure to realize the expected benefits of the Acquisition, failure to promptly and effectively integrate Strongbridge’s businesses, negative effects relating to the announcement of the Acquisition or any further announcements relating to the Acquisition or the consummation of the Acquisition on the market price of Strongbridge ordinary shares or Xeris common stock, significant transaction costs and/or unknown or inestimable liabilities, the risk that any potential payment of proceeds pursuant to the CVR Agreement may not be distributed at all or result in any value to Strongbridge shareholders, potential litigation associated with the Acquisition, general economic and business conditions that affect the combined companies following the consummation of the Acquisition, the impact of the COVID-19 pandemic on Strongbridge’s or Xeris’ businesses or the combined businesses following the consummation of the Transaction, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business acquisitions or disposals and competitive developments. These forward-looking statements are based on numerous assumptions and assessments made in light of Strongbridge’s or, as the case may be, Xeris’ experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this report could cause Xeris’ plans with respect to Strongbridge or Xeris, Strongbridge’s or Xeris’ actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this report are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this report. Additional information about economic, competitive, governmental, technological and other factors that may affect Strongbridge is set forth in Item 1A, “Risk Factors,” in Strongbridge’s 2020 Annual Report on Form 10-K, which has been filed with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this report. Additional information about economic, competitive, governmental, technological and other factors that may affect Xeris is set forth in Item 1A, “Risk Factors,” in Xeris’ 2020 Annual Report on Form 10-K, which has been filed with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this report.

Any forward-looking statements in this report are based upon information available to Strongbridge, Xeris, and/or their respective boards of directors, as the case may be, as of the date of this report and, while believed to be true when made, may ultimately prove to be incorrect. Subject to any obligations under applicable law, none of Strongbridge, Xeris or any member of their respective boards of directors undertakes any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations. All subsequent written and oral forward-looking statements attributable to Strongbridge, Xeris or their respective boards of directors or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

STATEMENT REQUIRED BY THE IRISH TAKEOVER RULES

The directors of Strongbridge accept responsibility for the information contained in this report. To the best of the knowledge and belief of the directors of Strongbridge (who have taken all reasonable care to ensure such is the case), the information contained in this report for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

NO PROFIT FORECAST / ASSET VALUATIONS

No statement in this report is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Strongbridge, Xeris or Holdco as appropriate. No statement in this report constitutes an asset valuation.

GENERAL

The release, publication or distribution of this report in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this report and all other documents relating to the proposed transaction are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such restricted jurisdictions. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed transaction disclaim any responsibility or liability for the violations of any such restrictions by any person.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

2.1	Transaction Agreement, dated as of May 24, 2021, by and among Xeris Pharmaceuticals, Inc., Strongbridge Biopharma plc, Xeris Biopharma Holdings, Inc. and Wells MergerSub, Inc.

2.2	Appendix III to the Rule 2.5 Announcement (Conditions Appendix).

2.3	Expenses Reimbursement Agreement, dated as of May 24, 2021 by and between Xeris Pharmaceuticals, Inc. and Strongbridge Biopharma plc.

10.1	Form of Irrevocable Undertaking.

99.1	Rule 2.5 Announcement, dated as of May 24, 2021.

99.2	Joint Press Release issued by Xeris Pharmaceuticals, Inc. and Strongbridge Biopharma plc., dated May 24, 2021.

99.3	Investor Presentation dated May 24, 2021.

99.4	Transaction Infographic, first used on May 24, 2021.

99.5	E-mail to Strongbridge Employees from John H. Johnson, dated May 24, 2021.

99.6	Letter to Physicians / Key Opinion Leaders / Patient Advocacy, dated May 24, 2021.

99.7	Letter to Patients, dated May 24, 2021.

99.8	Letter to Partners & Vendors, dated May 24, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2021

STRONGBRIDGE BIOPHARMA PLC

By:	/s/ Richard S. Kollender
Name:	Richard S. Kollender
Title:	President and Chief Financial Officer